                                                                   EXHIBIT 10.16



                         AGREEMENT OF SALE AND PURCHASE


                                 by and between

                             DAVE & BUSTER'S, INC.,

                             a Missouri corporation,

                                    as Seller

                                       and

                        GENERAL ELECTRIC CAPITAL BUSINESS
                           ASSET FUNDING CORPORATION,


                                  as Purchaser


                             Corporate Headquarters
                                        &
                                    Warehouse
                                  Dallas, Texas

                                TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE I. Sale and Purchase: Property............................................................................1
   Section 1.1       Sale and Purchase............................................................................1

ARTICLE II. Consideration.........................................................................................2
   Section 2.1       Purchase Price...............................................................................2
   Section 2.2       Earnest Money................................................................................2

ARTICLE III. Survey...............................................................................................3
   Section 3.1       Survey.......................................................................................3

ARTICLE IV. Title.................................................................................................4
   Section 4.1       Title Commitment.............................................................................4

ARTICLE V. Inspection.............................................................................................5
   Section 5.1       Inspection Period............................................................................5
   Section 5.2       Document Review..............................................................................6
   Section 5.3       Inspection Obligations.......................................................................7
   Section 5.4       Right of Termination.........................................................................7
   Section 5.5       Property Conveyed "AS IS"....................................................................8
   Section 5.6       Investigative Studies.......................................................................11
   Section 5.7       Purchaser Represented by Counsel............................................................11

ARTICLE VI. Closing..............................................................................................12
   Section 6.1       Closing Date................................................................................12
   Section 6.2       Closing Matters.............................................................................12
   Section 6.3       Closing Costs...............................................................................13
   Section 6.4       Real Estate Commission......................................................................14

ARTICLE VII. Remedies............................................................................................14
   Section 7.1       Seller's Remedies...........................................................................14
   Section 7.2       Purchaser's Remedies........................................................................14
   Section 7.3       Attorneys' Fees.............................................................................15
   Section 7.4       Disposition of Earnest Money................................................................15

ARTICLE VIII. Representations, Warranties, and Covenants.........................................................16
   Section 8.1       Purchaser's Representations and Warranties..................................................16
   Section 8.2       Seller's Representations and Warranties.....................................................16
   Section 8.3       Seller's Covenants..........................................................................17
   Section 8.4       Survival of Representations and Warranties..................................................17
   Section 8.5       Knowledge Standard..........................................................................18

ARTICLE IX. Condemnation.........................................................................................18
   Section 9.1       Condemnation................................................................................18

ARTICLE X. Risk of Loss..........................................................................................19
   Section 10.1         Risk of Loss.............................................................................19
   Section 10.2         Material Loss............................................................................19
   Section 10.3         Non-Material Loss........................................................................20
   Section 10.4         Delay in Completion of Repairs...........................................................20
   Section 10.5         Postponement of Closing..................................................................20

ARTICLE XI. Miscellaneous........................................................................................20
   Section 11.1         Entire Agreement.........................................................................20
   Section 11.2         Agreement Binding on Parties; Assignment.................................................21
   Section 11.3         Effective Date...........................................................................21
   Section 11.4         Notice...................................................................................21
   Section 11.5         Time of the Essence......................................................................23
   Section 11.6         Place of Performance.....................................................................23
   Section 11.7         Currency.................................................................................23
   Section 11.8         Section Headings.........................................................................23
   Section 11.9         Obligations..............................................................................23
   Section 11.10        Business Days............................................................................23
   Section 11.11        No Recordation...........................................................................23
   Section 11.12        Multiple Counterparts....................................................................24
   Section 11.13        Severability.............................................................................24
   Section 11.14        Taxpayer ID..............................................................................24
   Section 11.15        Section 1031 Exchange....................................................................25



Exhibits

Exhibit A   -      Legal Description of Land
Exhibit B   -      Deed
Exhibit C   -      Bill of Sale
Exhibit D   -      Certificate of Non-Foreign Status
Exhibit E   -      Assignment of Warranties
Exhibit F   -      Lease
Exhibit G          Environmental Certificate

                         AGREEMENT OF SALE AND PURCHASE


         THIS AGREEMENT OF SALE AND PURCHASE (this "AGREEMENT") is made by and between DAVE & BUSTER'S, INC., a Missouri corporation (the "SELLER"), and GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION (the "PURCHASER").


                                   WITNESSETH:


         WHEREAS, Seller desires to sell and Purchaser desires to purchase the property described in Section 1.1 below, on the terms and conditions hereinafter set forth;


         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                           SALE AND PURCHASE: PROPERTY

Section 1.1 Sale and Purchase.


         Seller agrees to sell and convey unto Purchaser, and Purchaser agrees to purchase and accept from Seller, subject to the Permitted Exceptions (as defined in Section 4.1(c)) and the terms, covenants, conditions, and provisions herein set forth, the following:

         (a) All of that certain land more particularly described on Exhibit A attached hereto (the "LAND"), including all structures, improvements, and fixtures (the "IMPROVEMENTS") thereon. The Improvements consist of an approximately 47,000 square foot, two-story office building, and an approximately 30,000 square foot single-story warehouse, all located at 2481 Manana Drive, Dallas, Texas. The Land and the Improvements are sometimes referred to herein collectively as the "REAL PROPERTY";

         (b) All right, title, and interest, if any, of Seller, in and to any land lying in the bed of any dedicated street, road, or access way, opened or proposed, in front of, at a side of or adjoining the Real Property (the "PROPERTY RIGHTS");

         (c) All right, title, and interest of Seller, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining thereto, if any (the "APPURTENANCES");

         (d) Any and all equipment and machinery owned by Seller and presently affixed or attached to, or sufficiently placed or situated upon the Real

                  Property so as to become fixtures, and used in connection with the ownership, operation, and occupancy of the Real Property, but specifically excluding items of personal property owned by any third party (the "PERSONALTY");

         (e) All right, title, and interest, if any, of Seller in and to any and all transferable licenses, permits, certificates, approvals, authorizations, variances, and consents (the "PERMITS") issued or granted by governmental or quasi-governmental bodies, officers, or authorities with respect to the ownership of the Real Property;

         (f) All warranties and guaranties covering any of the Improvements, if any (the "WARRANTIES");

         (g) Any service contracts, management agreements, and maintenance contracts encumbering the Land as designated by Seller and agreed to by Purchaser during the Inspection Period (collectively, the "SERVICE CONTRACTS");

         (h) Seller's interest in all plans, specifications, drawings, reports, studies, and other similar matters, relating to the Land and in the possession of Seller, but only to the extent assignable (the "PLANS").


         The items described in (a) through (h) of this Section 1.1 are hereinafter collectively called the "PROPERTY".

                                  ARTICLE II.
                                  CONSIDERATION

Section 2.1 Purchase Price.


         The purchase price (the "PURCHASE PRICE") to be paid by Purchaser to Seller for the sale and conveyance of the Property is Seven Million Seven Hundred Ninety Thousand and No/100 Dollars ($7,790,000), which is payable to Seller at the closing of the transaction contemplated hereby (the "CLOSING") by wire transfer and which funds must be delivered in a manner to permit the Closing Agent (defined in Section 2.2) to deliver good funds to the Seller or its designee on the Closing Date (defined in Section 6.1).

Section 2.2 Earnest Money.

         (a) It is a condition precedent to the effectiveness of this Agreement that within five (5) days of the execution of this Agreement by Purchaser, Purchaser shall deposit with Republic Title of Texas, Inc., 2626

                  Howell Street, 10th Floor, Dallas, Texas 75204, Attn: Paulette Hubbard (the "CLOSING AGENT"), by wire transfer or delivery of a cashier's check, immediately available federal funds in the amount of Ten Thousand Dollars ($10,000) (along with any accrued interest, the "EARNEST MONEY").

         (b) On the Closing Agent's receipt of the Earnest Money, the Closing Agent shall deposit such Earnest Money into an interest-bearing money market account maintained at a federally insured bank or savings and loan association located in Dallas County, Texas. Such account shall have no penalty for early withdrawal, and Purchaser agrees and acknowledges that Seller shall have no responsibility or liability for any loss of the Earnest Money or any portion thereof. If the Earnest Money to be delivered pursuant to Section 2.2(a) is not timely delivered by Purchaser to the Closing Agent, Seller may terminate this Agreement by delivering written notice of such termination to Purchaser. Upon said termination, (i) neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except as provided in Sections 5.3. and 6.4 hereof, and (ii) Purchaser shall deliver to Seller all of the Documents and Purchaser's Information (as defined in Section 5.2(c)).

         (c) Upon execution hereof, Purchaser shall deliver to Seller the sum of $100.00 which shall be independent consideration for this Agreement (the "INDEPENDENT CONSIDERATION").

         (d) If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be credited against the Purchase Price at Closing. All interest earned shall be reported to the Internal Revenue Service as income of Purchaser and Purchaser shall promptly execute all forms reasonably requested by the Closing Agent with respect thereto.

         (e) The balance of the Purchase Price, as adjusted by the prorations and credits specified herein, less the Earnest Money and less the amount of the Note, shall be paid on the Closing Date in t/he manner set forth in Section 6.2.

                                  ARTICLE III.
                                     SURVEY

Section 3.1 Survey.


                  Seller shall deliver to Purchaser, simultaneously with the execution hereof (as defined in Section 11.3), a copy of the as-built survey (the "SURVEY") of the Real Property in Seller's possession. Purchaser shall be solely responsible for ordering any updates to the Survey that it desires, and shall do so in a diligent and timely manner. Seller shall pay for the cost of the updated Survey.

                                  ARTICLE IV.
                                      TITLE

Section 4.1 Title Commitment.

         (a) Delivery.Simultaneously with the execution hereof, Seller shall deliver to Purchaser a copy of its owner's title policy covering the Property. Seller shall, within ten (10) days of the Effective Date, cause First American Title Insurance Company (the "TITLE COMPANY"), acting through the Closing Agent, to furnish to Purchaser a title commitment (the "COMMITMENT") along with copies of all exception documents, by the terms of which Title Company agrees to issue to Purchaser at Closing a Texas Standard Coverage Owner's Policy of Title Insurance (the "TITLE POLICY") in the amount of the Purchase Price and insuring Purchaser's fee simple title to the Real Property to be good and indefeasible, subject to the Permitted Exceptions and the other terms of the Title Policy.

         (b) Objections and Cure. If the Title Commitment or Survey or their updates disclose exceptions to title or any other matter objectionable to Purchaser, Purchaser shall so notify Seller in writing (the "OBJECTION NOTICE") on or before the tenth
                  (10th) day following the date of the last to be received of the Title Commitment and Survey, and Seller shall have fifteen
                  (15) days from the date of Seller's actual receipt of the Objection Notice in which it may, but shall have no obligation to have each such objectionable exception to title or Survey removed or correct each such other matter, in each case to the reasonable satisfaction of Purchaser. Notwithstanding the foregoing, Seller shall have each mortgage and lien removed, and shall also cause any other matter than can be removed by payment of $10,000 or less to be removed prior to the Inspection Period Expiration Date. If, within the time specified, Purchaser does not deliver an Objection Notice, all title and survey matters shall be deemed approved. If, within the time specified, Seller does not have each such objectionable exception removed or corrected, Purchaser must, as its sole and exclusive remedy, either (i) terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement, except in accordance with Sections 5.3 and 6.4, and the Earnest Money shall be returned to Purchaser, or (ii) elect to accept title to the Property as it then exists, without reduction to the Purchase Price. If Purchaser fails to timely make either such election, Purchaser shall be deemed to have elected option (ii).

         (c) Permitted Exceptions. As used in this Agreement, the term "PERMITTED EXCEPTIONS" shall mean all matters either shown on the Survey or in the Title Commitment, and all matters which Purchaser has accepted or has been deemed to accept. Seller has no obligation to ensure that the Title Company will provide any endorsements to the Title Policy, including, without limitation, any deletion of the printed survey exception, all of which, if Purchaser elects to obtain any such endorsements, shall be Purchaser's responsibility and shall be at Purchaser's expense.

         (d) Termination. In the event of termination of this Agreement pursuant to this Section 4.1, the Earnest Money shall be delivered to Purchaser, except for the Independent Consideration, which shall be paid to Seller, and thereafter neither party shall have any further rights or obligations hereunder, except for the rights and obligations arising pursuant to Sections 5.3 and 6.4.

                                   ARTICLE V.
                                   INSPECTION

Section 5.1 Inspection Period.


         Seller, subject to the provisions of the Lease, shall permit Purchaser and its authorized agents and representatives to enter upon the Real Property at all reasonable times during normal business hours to inspect and conduct reasonably necessary tests which are approved in writing by Seller, which approval shall not be unreasonably withheld. Such entry and inspections may be conducted only during the period (the "INSPECTION PERIOD") commencing on the Effective Date and ending at 5:00 p.m., Dallas, Texas time on the date (the "INSPECTION PERIOD EXPIRATION DATE") that is forty-five (45) days following the Effective Date; provided, however, that so long as this Agreement has not been terminated, Purchaser shall have the right, subject to the operations of the restaurant, to enter upon the Real Property at all reasonable times during normal business hours subsequent to the Inspection Period Expiration Date and prior to the Closing for the purposes of continuing its inspection of the same so long as Purchaser complies with each of the provisions of this Agreement, including, without limitation, the provisions of this Article V relating to such entry and inspection. Notwithstanding the foregoing, in no event shall such entry and inspection subsequent to the Inspection Period Expiration Date serve to extend Purchaser's right to terminate this Agreement on or before the Inspection Period Expiration Date as provided in Section 5.4 hereof. Purchaser shall notify Seller, in writing, of its intention, or the intention of its agents or representatives, to enter the Real Property at least forty-eight (48) hours prior to such intended entry, and obtain Seller's prior written consent to any tests to be conducted thereon. At Seller's option, Seller may be present for any inspection or test.

Section 5.2 Document Review.

         (a) Documents. Within three (3) days after the Effective Date, Seller shall deliver to Purchaser the following, if in the possession of Seller (collectively, the "DOCUMENTS"):

                  (i)      copies of any Plans;

                  (ii) to the extent allowed by the author, copies of all existing soil, engineering, architectural, and environmental reports covering the Property in Seller's possession;

                  (iii)    copies of all Service Contracts, if any; and

                  (iv)     copies of all Permits in Seller's possession.

         (b) Return of Documents. Purchaser shall return all of the Documents, any and all copies Purchaser has made of the Documents, and all copies of any studies, reports, or test results obtained by Purchaser (and actually paid for by Seller) in connection with its inspection of the Property (collectively, the "PURCHASER'S INFORMATION") on the earlier to occur of (i) such time as Purchaser determines that it shall not acquire the Property, or (ii) such time as this Agreement is terminated for any reason.

         (c) No Representation or Warranty by Seller. Purchaser hereby acknowledges that Seller has not made and does not make any warranty or representation regarding the truth, accuracy, or completeness of the Documents or the source(s) thereof, and that Seller has not undertaken any independent investigation as to the truth, accuracy, or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser. Seller expressly disclaims and Purchaser waives any and all liability for representations or warranties, express or implied, statements of fact, and other matters contained in the Documents, or for any omissions from the Documents, or in any other written or oral communications transmitted or made available to Purchaser. Except as provided in Section 8.2 and the Environmental Certificate (as hereinafter defined)Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental, or economic condition, compliance or lack of compliance with any ordinance, order, permit, or regulation or any other attribute or matter relating thereto.

Section 5.3 Inspection Obligations.

         (a) Purchaser's Responsibilities. In conducting any inspections, investigations, examinations, or tests of the Property, Purchaser and its agents and representatives shall: (i) not interfere with the operation and maintenance of the Property;
                  (ii) not damage any part of the Property or any personal property; (iii) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees; (iv) maintain commercial general liability (occurrence basis) insurance in terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its agents, and its representatives on the Property, (v) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vi) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (vii) fully restore the Land and the Improvements to the condition in which the same were found before any such inspection or tests were undertaken; (viii) not reveal or disclose any information obtained during the Inspection Period concerning the Property and the Documents to anyone outside Purchaser's organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) hereof, and (ix) deliver to Seller a copy of all Purchaser's Information.

         (b) PURCHASER'S AGREEMENT TO INDEMNIFY. PURCHASER SHALL INDEMNIFY, DEFEND, AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, CAUSES OF ACTION, DAMAGES, LIABILITIES, AND EXPENSES (INCLUDING REASONABLE LEGAL FEES AND EXPENSES) ARISING OUT OF PURCHASER'S INSPECTIONS OR TESTS OR ANY VIOLATION OF THE PROVISIONS OF THIS SECTION 5.3. THIS INDEMNITY SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

Section 5.4 Right of Termination.


         If, during the Inspection Period, Purchaser shall, for any reason, in Purchaser's sole discretion, judgment, and opinion, be dissatisfied with any aspect of the Property or any item examined by Purchaser pursuant to this Agreement, Purchaser shall be entitled, as its sole remedy, to terminate this Agreement by giving written notice to Seller on or before the Inspection Period Expiration Date (but no later than 3:00 p.m., Dallas, Texas time on the Inspection Period Expiration
         Date), whereupon all of the provisions of this Agreement (except Sections 5.3 and 6.4) shall terminate. Upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except as provided in Sections 5.3 and 6.4 hereof, and upon Purchaser's delivery to Seller of the Documents and Purchaser's Information, the Earnest Money shall be returned to Purchaser, less the Independent Consideration which shall be paid to Seller.

Section 5.5 Property Conveyed "AS IS".

         (a) DISCLAIMER OF REPRESENTATIONS AND WARRANTIES BY SELLER. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS EXPRESSLY SET FORTH IN
                  SECTION 8.2 HEREOF, AND IN THE ENVIRONMENTAL CERTIFICATE TO BE DELIVERED AT CLOSING, SELLER HAS NOT MADE AND IS NOT NOW MAKING, AND SELLER SPECIFICALLY DISCLAIMS AND PURCHASER WAIVES, ANY WARRANTIES, REPRESENTATIONS, OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED DESCRIBED IN SECTION 6.2(A)(IV) TO BE DELIVERED AT CLOSING); (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF; (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES; (IV) WHETHER AND THE EXTENT TO WHICH, THE REAL PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (V) DRAINAGE;
                  (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (VII) ZONING TO WHICH THE REAL PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT; (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS, AND ELECTRIC; (IX) USAGES OF ADJOINING PROPERTY; (X) ACCESS TO THE REAL PROPERTY OR ANY PORTION THEREOF; (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE

                  TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS, OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF; (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN (AS DEFINED IN SECTION 5.5(C)) IN ON, UNDER, OR IN THE VICINITY OF THE REAL PROPERTY; (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS, OR LAWS, BUILDING FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS; (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY; (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE REAL PROPERTY; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING, OR BUILDING ENTITLEMENTS AFFECTING THE REAL PROPERTY; (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (PURCHASER AFFIRMING THAT PURCHASER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE); OR (XIX) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE, OR PROVISIONS RELATING TO ANY TAX CREDITS).

         (b) SALE "AS IS". PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF ITS AGENTS AND ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE, EXCEPT AS PROVIDED IN
                  SECTION 8.2 AND THE ENVIRONMENTAL CERTIFICATE. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED, AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO,

                  ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS AND HEREBY WAIVES ANY CLAIM PURCHASER MAY HAVE (EXCEPT AS MAY ARISE IN CONNECTION WITH THE ENVIRONMENTAL CERTIFICATE), NOW OR IN THE FUTURE, IN CONNECTION WITH ANY SUCH ADVERSE MATTERS, INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF CONTRIBUTION. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 5.5 SHALL EXPRESSLY SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT, OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS, ASSUMPTIONS, AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS ARTICLE V AND IN PARTICULAR THIS
                  SECTION 5.5 ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT SUCH PROVISIONS.

         (c) Hazardous Substances Defined. For purposes hereof, "HAZARDOUS SUBSTANCES" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state, or local law, ordinance, rule, or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

Section 5.6 Investigative Studies.


                  As additional consideration for the transaction contemplated herein, Purchaser agrees that it will provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests, or studies involving structural or geologic conditions or environmental, hazardous waste, or Hazardous Substances contamination of the Property which reports, tests or studies shall be addressed to both Seller and Purchaser; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. In the event that such reports, tests or studies indicate that additional investigation may be required, either Seller or Purchaser may request (at the cost of the party requesting same) that such additional investigation be completed, provided that neither Seller nor Purchaser shall be obligated to undertake any such additional investigation and either Purchaser or Seller shall be entitled to terminate this Agreement rather than proceed with any such additional investigation. No deadline or time period in this Agreement shall be extended by virtue of any such additional investigation. Seller hereby acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports and has not undertaken any independent investigation as to the truth or accuracy thereof. Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon. Purchaser shall be responsible for any and all costs, claims, damages, and liabilities caused by any testing performed or required by Purchaser.

Section 5.7 Purchaser Represented by Counsel.


                  Purchaser hereby represents and warrants to Seller that: (i) Purchaser is not in a significantly disparate bargaining position in relation to Seller; (ii) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (iii) Purchaser is purchasing the Property for business, commercial, investment, or other similar purpose and not for use as Purchaser's residence.

                                  ARTICLE VI.
                                     CLOSING

Section 6.1 Closing Date.


                  The Closing shall be held in the offices of Closing Agent, or such other location as may be mutually agreed upon by Seller and Purchaser, at 10:00 a.m. (Dallas, Texas time) on the fifteenth (15th) day following the Inspection Period Expiration Date (the "CLOSING DATE"), or at such other time as mutually agreed by Seller and Purchaser.

Section 6.2 Closing Matters.

         (a) Seller's Deliveries. At Closing, expressly conditioned upon Purchaser's performance of its obligations under Section 6.2(b), Seller shall deliver:

                  (i) possession of the Property, subject to the Permitted Exceptions;

                  (ii)     copies of all Permits, if any;

                  (iii) an executed and acknowledged special warranty deed (the "DEED") in the form set forth in Exhibit B conveying the Real Property subject to the Permitted Exceptions;

                  (iv) a bill of sale in substantially the form of Exhibit C (the "BILL OF SALE"), executed and acknowledged by Seller, conveying without warranty the Personalty;

                  (v) an executed Assignment and Assumption of Warranties in substantially the form of Exhibit E (the "ASSIGNMENT OF WARRANTIES");

                  (vi) a certificate of Seller respecting the non-foreign status of Seller in the form set forth in Exhibit D attached hereto;

                  (vii) the originals of the Warranties, Service Contracts, Plans and Permits in Seller's possession;

                  (viii) an executed Lease between Purchaser and Dave & Buster's, Inc. ("TENANT") in the form attached hereto as Exhibit F (the "LEASE");

                  (ix) an opinion of Seller's counsel, in form and substance reasonably acceptable to Purchaser, concerning Tenant and the Lease;

                  (x) the Environmental Certificate in substantially the form of Exhibit G (the "ENVIRONMENTAL CERTIFICATE"); and

                  (xi) such other documents as may be reasonably required by Closing Agent or Purchaser, including, but not limited to, documents evidencing the authority of Seller to consummate the sale of the Property in accordance with this Agreement and designating those persons authorized to execute and deliver all necessary documents at Closing.

         (b) Purchaser's Deliveries. At Closing, expressly conditioned upon Seller's performance of its obligations under Section 6.2(a), Purchaser shall deliver:

                  (i) the remaining funds for the Purchase Price to the Closing Agent, sent by wire transfer of immediately available federal funds to the account designated by Closing Agent and available for disbursement no later than 11:00 a.m. (Dallas, Texas time) on the Closing Date;

                  (ii) the Assignment of Warranties, duly executed and acknowledged by Purchaser;

                  (iii) the Lease, duly executed and acknowledged by Purchaser; and

                  (iv) such other documents as may be reasonably required by Seller or Closing Agent, including, but not limited to, a certified copy of documents evidencing the authority of Purchaser to consummate the purchase of the Property in accordance with this Agreement and designating those persons authorized to execute and deliver all necessary documents at Closing.

         (c) Prorations. Ad valorem taxes will not be prorated. Tenant is solely liable for all taxes under the Lease.

         (d) Preparation of Documents. All of the documents that are not attached hereto as exhibits to be executed at Closing shall be in form prepared to the reasonable satisfaction of Seller and Purchaser.

Section 6.3 Closing Costs.

                  Except as otherwise provided in Section 7.3, each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction that is the subject of this Agreement. Any escrow fee charged by the Title Company shall be paid by Seller. Except as otherwise expressly and specifically provided to the contrary in this Section 6.3 or otherwise in this Agreement, Seller shall pay the filing fees for recording the Deed, the basic premium for the Title

                  Policy, the escrow fees, the cost of the updated Survey, and shall reimburse Purchaser for reasonable third-party costs actually incurred by Purchaser in its inspection of the Property, but excluding any ADA review. Except as otherwise expressly provided to the contrary in this Section 6.3 or otherwise in this Agreement, Purchaser shall pay any and all other costs, including, without limitation, one-half ( 1/2) of the escrow fees, all premiums associated with extended coverage or any endorsements to the Title Policy, and all other closing costs of any nature and costs of any inspections or tests Purchaser authorizes or conducts.

Section 6.4 Real Estate Commission.


                  Seller agrees to pay, at Closing, to Staubach Retail Services, Inc. (the "BROKER"), a real estate commission in accordance with a separate written contract. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby (other than as described above in this Section 6.4), and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any person or entity (other than as described above in this Section 6.4) claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs, and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.

                                  ARTICLE VII.
                                    REMEDIES

Section 7.1 Seller's Remedies.


                  Other than the matters provided in Sections 5.3 and 6.4 hereof, in the event Purchaser fails to perform any of its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder, Seller, as its sole and exclusive remedy, shall be entitled to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that the Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair and reasonable estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain.

Section 7.2 Purchaser's Remedies.


                  In the event Seller fails to perform its obligations pursuant to this Agreement (other than a breach of representation or warranty) for any reason except failure by Purchaser to perform hereunder, Purchaser may elect, as its sole remedy (i) to terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money in accordance with Section 7.4 (less the Independent Consideration which shall be paid to Seller), and recover the Default Payment (as hereinafter defined) or (ii) seek the remedy of specific performance against Seller. As used herein, "DEFAULT PAYMENT" shall mean a sum of money equal to Purchaser's third party expenses actually incurred in the negotiation of this Agreement, its due diligence regarding the Property, and all other expenses attributable to this Agreement to the date of Seller's default, not to exceed $50,000. In the event that Purchaser elects to recover the Default Payment, it shall have first given Seller ten (10) days' written notice and opportunity to cure its default (except for failure to convey title at Closing). In the event of a material breach of representation or warranty by Seller discovered by Purchaser after Closing, Purchaser's remedies are limited to those described in Section 8.4. IN NO EVENT SHALL SELLER, ITS DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS, OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY, OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY, BEYOND ITS INTEREST IN THE REAL PROPERTY, FOR ANY CLAIM, CAUSE OF ACTION, OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY, OR OTHERWISE (COLLECTIVELY, THE "CLAIMS"), AND PURCHASER HEREBY WAIVES THE CLAIMS.

Section 7.3 Attorneys' Fees.


                  In the event either party hereto is required to employ an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such transaction.

Section 7.4 Disposition of Earnest Money.


                  In the event of a termination of this Agreement by either Seller or Purchaser, Closing Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the fifth (5th) day following receipt by the Closing Agent and non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies the Closing Agent that it disputes the right of the other party to receive the Earnest Money. In such event, the Closing Agent may interplead the Earnest Money into a court of competent jurisdiction in Dallas County, Texas. All attorneys' fees and costs and Closing Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

                                  ARTICLE VIII.
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 8.1 Purchaser's Representations and Warranties.

         (a) Authority of Purchaser. Purchaser represents and warrants that Purchaser has full right, power, and authority to enter into this Agreement and, at Closing, will have full right, power and authority to consummate the sale provided for herein.

         (b)      No Bankruptcy or Receivership.


                  That at no time on or before the Closing Date, shall any of the following have occurred with respect to Purchaser, and if Purchaser is a partnership, to any general partners of
                  Purchaser: (i) the commencement of a case under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation, death or incapacity.

Section 8.2 Seller's Representations and Warranties.

         (a) Seller is a Missouri corporation validly existing and in good standing, and Seller is qualified to do business in all states in which qualification is necessary to conduct its business, and has the authority to execute this Agreement and conclude the transactions contemplated therein.

         (b) There is no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding or special assessment (inclusive of assessments for street widening, repair, or improvement), or change in zoning affecting the Real Property.

         (c) Seller has received no written notice concerning the Property from any Governmental Authority (as defined below in this Section 8.2) about a violation of any federal, state, county, or city statute, ordinance, code, rule, or regulation or stating that any investigation has commenced or is contemplated regarding any violation.

         (d) There is no pending or, to Seller's knowledge, threatened litigation or administrative proceeding affecting the ownership or use of the Property.

         (e) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against Seller.

         (f) Seller has no reason to believe that any of the Documents are materially false or misleading.


                  The term "GOVERNMENTAL AUTHORITY" means the United States of America, the state, county, and city where the Property is located, and any other political subdivision in which the Property is located or which exercises jurisdiction over the Property, and any agency, department, commission, board, bureau, property owners association, utility district, flood control district, improvement district, or similar district, or other instrumentality of any of them.

Section 8.3 Seller's Covenants. Seller hereby covenants and agrees with Purchaser as follows:

         (a) At all times from the Effective Date until the Closing Date, Seller shall maintain (or cause to be maintained, in accordance with the terms of the Lease) in force, fire and extended coverage insurance upon the Real Property for not less than the full replacement value of the Real Property, and commercial general liability insurance with respect to injury or death to persons and damage to property in an amount not less than $1,000,000; and

         (b) Prior to the Closing, Seller shall maintain the Improvements in their present condition and repair, except for normal wear and tear and any casualty or condemnation, and Seller shall not remove any fixtures, equipment, furnishings and other personalty from the Improvements without replacing them with new items.

Section 8.4 Survival of Representations and Warranties.


         Except as otherwise expressly set forth herein, the representations and warranties set forth in Section 8.2 shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and such representations and warranties shall survive the Closing for a period of one (1) year, at which time they shall expire and terminate and be of no further force and effect unless a claim for breach thereof has been instituted within such one
         (1) year period; PROVIDED, HOWEVER, Purchaser shall have the right to bring an action thereon only if Purchaser has given the Seller written notice of the circumstances giving rise to the alleged breach within such one (1) year period. Purchaser hereby waives and relinquishes all right to seek punitive or consequential damages.

Section 8.5 Knowledge Standard.


         For purposes of this Agreement, wherever the terms "SELLER'S KNOWLEDGE" or "TO THE BEST OF SELLER'S KNOWLEDGE" is used, it shall be limited to the actual knowledge (being the current, conscious awareness of facts or other information, without investigation or implied duty to investigate) of Chas Michel, John Davis, and Bryan Spain (the "SELLER REPRESENTATIVES"); provided, however, the foregoing individuals are acting for and on behalf and in their respective capacities as officers of Seller or one or more of Seller's affiliates and are in no manner expressly or impliedly making any of these representations in their individual capacities and Purchaser hereby waives any right to sue or to seek any judgment or claim against any of them on an individual basis. The term "TO SELLER'S KNOWLEDGE" or "TO THE BEST OF SELLER'S KNOWLEDGE" shall not include knowledge imputed to the Seller from any other person. Seller represents and warrants to Purchaser that the Seller Representatives are the employees of Seller most likely to be informed as to the Property.

                                  ARTICLE IX.
                                  CONDEMNATION

Section 9.1 Condemnation.


         If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a Material Portion (as hereinafter defined) of the Real Property, and the same is not dismissed on or before ten (10) days prior to Closing, Purchaser shall be entitled, as its sole remedy, to terminate this Agreement by giving written notice to Seller on or before the earlier to occur of (a) ten (10) days following notice by Seller to Purchaser of such condemnation, or (b) the Closing Date. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Purchaser shall be conclusively deemed to have elected to close the acquisition of the Property subject to such condemnation, without any reduction in Purchase Price, and waives any right to terminate this Agreement as a result thereof. For purposes of this
         Section 9.1, a "MATERIAL PORTION" shall mean that portion of the Real Property which, if taken or condemned, would reduce the value of the Property by not less than $250,000.00. Notwithstanding anything to the contrary herein, if any eminent domain proceeding is instituted (or notice of which is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights had not been taken, Purchaser shall not be entitled to terminate this Agreement as to any part of the Real Property, but any award resulting therefrom shall be the exclusive property of Purchaser upon Closing. In the event Purchaser elects to terminate this Agreement under this Section 9.1, the Earnest Money (less the Independent Consideration) shall be returned to Purchaser, and neither party to this Agreement shall thereafter have any further rights or obligations hereunder except as otherwise provided in Sections 5.3 and 6.4 hereof. If Purchaser waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, despite such condemnation, Seller and Purchaser shall close this Agreement in accordance with the terms hereof with no reduction in the Purchase Price, and Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to all proceeds resulting or to result from said condemnation.

                                   ARTICLE X.
                                  RISK OF LOSS

Section 10.1 Risk of Loss.


         Until Closing, Seller alone shall bear the risk of loss should there be damage to any of the Improvements by fire or other casualty (collectively, "CASUALTY"). If, prior to the Closing, any of the Improvements shall be damaged by a Casualty, Seller shall deliver to Purchaser written notice ("CASUALTY LOSS NOTICE") of such Casualty after it has made its determination provided for in Section 10.2 hereof.

Section 10.2 Material Loss.


         For the purposes of Sections 10.2 and 10.3, "MATERIAL DAMAGE" shall mean damage to the Improvements of such nature that the cost of restoring the same to their condition prior to the Casualty will, in Seller's determination, exceed $250,000.00, whether or not such damage is covered by insurance. If, in Seller's determination, the Improvements have sustained Material Damage by a Casualty, Seller may, at its option, terminate this Agreement by delivering written notice to Purchaser on or before Closing, and neither party hereto shall have any further rights or obligations hereunder (except pursuant to Sections
         5.3 and 6.4 hereof). In the event Seller does not so terminate this Agreement, Purchaser may, at its sole option, within fifteen (15) days after delivery of the Casualty Loss Notice, either (a) terminate this Agreement by delivering written notice of same to Seller, or (b) waive its right of termination and proceed to close this transaction in accordance with the terms hereof without reduction to the Purchase Price (the "WAIVER OPTION"). Failure of Purchaser to deliver written notice of termination within said fifteen (15) day period shall be conclusively deemed to be an election by Purchaser of the Waiver Option. In the event Seller or Purchaser elects to terminate this Agreement under this Section 10.2, the Earnest Money (less the

         Independent Consideration) shall be returned to Purchaser and thereafter neither party to this Agreement shall thereafter have any further rights or obligations hereunder, except as otherwise provided in Sections 5.3 and 6.4 hereof. If Purchaser elects the Waiver Option, then Seller shall repair the Improvements to substantially their condition prior to such damage.

Section 10.3 Non-Material Loss.


         In the event, in Seller's determination, the Improvements have sustained less than Material Damage by a Casualty, the rights and obligations of the parties shall not be affected thereby and Seller shall repair the Improvements to substantially their condition prior to such damage.

Section 10.4 Delay in Completion of Repairs.


         If Seller has undertaken repairs and if the repairs cannot be completed by the Closing Date, Seller shall postpone the Closing Date until five
         (5) days following substantial completion of the repairs.

Section 10.5 Postponement of Closing.


         If, as a result of a Casualty any determination, election or agreement required by the terms of this Article X is not made by the Closing Date, the Closing Date shall be extended until twenty (20) days after said determination, election or agreement is made, subject to such further extension as may be allowed by the terms of this Article X, notwithstanding anything in Section 6.1 of this Agreement to the contrary; provided, however, if said determination, election or agreement has not been made within thirty (30) days following the originally scheduled Closing Date, this Agreement shall automatically terminate, and neither party shall have any further rights or obligations hereunder (except pursuant to Sections 5.3 and 6.4 hereof) and the Earnest Money (less the Independent Consideration) shall be returned to Purchaser.

                                  ARTICLE XI.
                                  MISCELLANEOUS

Section 11.1 Entire Agreement.


         This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference, made a part hereof.

Section 11.2 Agreement Binding on Parties; Assignment.


         This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement only upon the following conditions: (i) all of the Earnest Money must have been delivered in accordance with Section 2.2, (ii) the Inspection Period shall be deemed to have ended, (iii) Purchaser shall remain primarily liable for the performance of Purchaser's obligations, and
         (iv) a copy of the fully executed written assignment and assumption agreement along with the taxpayer identification number of the proposed assignee, shall be delivered to Seller at least ten (10) days prior to Closing. No transfer or assignment in violation of this Section 11.2 is valid or enforceable.

Section 11.3 Effective Date.


         The Effective Date of this Agreement shall be the date on which the Closing Agent acknowledges its receipt of a copy of this Agreement executed by both Seller and Purchaser and receipt of the Earnest Money. The execution hereof by Seller shall constitute an offer by Seller to Purchaser to sell the Property on the terms and conditions herein stated, which must be accepted by Purchaser on or before September 26, 2001. If Seller's offer is not timely accepted, this Agreement shall thereafter be null and void.

Section 11.4 Notice.


         All notices, requests, approvals, consents, and other communications required or permitted under this Agreement ("NOTICES") must be in writing and are effective:

         (a) on the business day sent if (i) sent by telecopier prior to 5:00 p.m. Dallas, Texas time, (ii) the sending telecopier generates a written confirmation of sending, and (iii) a confirming copy is sent on the same business day by one of the other methods specified below.

         (b) on the next business day after delivery, on a business day, to a nationally recognized overnight courier service for prepaid overnight delivery.

         (c) 3 days after being deposited in the United States mail, certified, return receipt requested, postage prepaid, or

         (d) upon receipt if delivered by any method other than the methods specified above.

                  All Notices must be sent to the address for each party specified below or to any other address any party specifies by ten (10) days' prior notice to the other party.

                  Seller:           Dave & Buster's, Inc.
                                    2481 Manana Drive
                                    Dallas, Texas 75220
                                    Attn: Chas Michel
                                    Fax: (214) 357-1536
                                    Email: chas_michel@daveandbusters.com

                  With a copy to:   Kane, Russell, Coleman & Logan, P.C.
                                    3700 Thanksgiving Tower
                                    1601 Elm Street
                                    Dallas, Texas  75201
                                    Attn:  Scott A. Dyche
                                    Fax:  (214) 777-4299
                                    Email:  sdyche@krcl.com

                  and to:           Staubach Retail Services, Inc.
                                    15601 Dallas Parkway
                                    Suite 400
                                    Addison, Texas 75001
                                    Attn: Mike Holsomback
                                    Fax: (972) 361-5909
                                    Email: holsomback@staubach.com

                  Purchaser:        General Electric Capital Business
                                    Asset Funding Corporation
                                    10900 NE 4th Street, Suite 500
                                    Bellevue, Washington  98004
                                    Attn:  Patrick J. Pearson
                                    Fax:  (425) 450-3498
                                    Email:  pat.pearson@gecapital.com

                  With a copy to:   Dechert Price & Rhoads
                                    Ten Post Office Square South
                                    Boston, Massachusetts  02109
                                    Attn:  Lewis A. Burleigh
                                    Fax:  (617) 426-6567
                                    Email:  lewis.burleigh@dechert.com

                  Closing Agent/    Republic Title of Texas, Inc.
                  Title Company:    2626 Howell Street
                                    Tenth Floor
                                    Dallas, Texas  75204
                                    Attn: Paulette Hubbard
                                    Fax:  (214) 855-8889
                                    Email:  phubbard@republictitle.com

Section 11.5 Time of the Essence.


         Time is of the essence in all things pertaining to the performance of this Agreement.

Section 11.6 Place of Performance.


         This Agreement is made and shall be performable in Dallas, Texas, and shall be construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law, unless otherwise expressly stated herein.

Section 11.7 Currency.


         All dollar amounts are expressed in United States currency.

Section 11.8 Section Headings.


         The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

Section 11.9 Obligations.


         To the extent necessary to carry out the terms and provisions hereof, and unless otherwise specifically provided elsewhere herein, the terms, conditions, obligations and rights set forth herein shall not be deemed terminated at the time of Closing, nor will they merge into the various documents executed and delivered at the time of Closing.

Section 11.10 Business Days.


         In the event that any date or any period provided for in this Agreement shall end on a Saturday, Sunday, or legal holiday in the state defined in Section 11.6 hereof, the applicable date or period shall be extended to the first business day following such Saturday, Sunday, or legal holiday.

Section 11.11 No Recordation.


         Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination, all Earnest Money shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations one to the other except as provided in Sections 5.3 and 6.4.

Section 11.12 Multiple Counterparts.


         This Agreement may be executed in multiple counterparts, each of which is to be deemed an original for all purposes. This Agreement may be executed by facsimile signature.

Section 11.13 Severability.


         If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

Section 11.14 Taxpayer ID.


         Purchaser's Taxpayer ID Number is (to be provided prior to Closing).

Section 11.15 Section 1031 Exchange.


                  Purchaser may elect, upon notice to Seller given prior to the Closing Date, to exchange the fee title in the Property for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder (the "1031 EXCHANGE TRANSACTION"). In order to facilitate the 1031 Exchange Transaction, Purchaser may retain the services of a Qualified Intermediary within the meaning of Treas. Reg. 1.1031(k)-1(g)(4), which shall provide services to Purchaser in connection with Purchaser's 1031 Exchange Transaction. Purchaser expressly reserves the right to assign its rights under this Agreement to a Qualified Intermediary on or before the Closing Date. However, this assignment in no way relieves Purchaser of any obligations or duties under this Agreement. By executing this Agreement, Seller agrees to cooperate with Purchaser and the Qualified Intermediary, at no additional cost to Seller, to effect the 1031 Exchange Transaction and to execute and deliver any and all documents which reasonably may be required to effect the 1031 Exchange Transaction.

                                     SELLER:

                                     DAVE & BUSTER'S, INC.,
                                     a Missouri corporation


DATE:     September 26, 2001         By:    /s/ Chas Michel
                                        --------------------------------------
                                     Name:  Chas Michel
                                          ------------------------------------
                                     Title: Chief Financial Officer
                                           -----------------------------------

                                     PURCHASER:

                                     GENERAL ELECTRIC CAPITAL BUSINESS
                                     ASSET FUNDING CORPORATION



DATE: September 25, 2001             By:    /s/ Linda K. Bracken
                                        --------------------------------------
                                     Name:  Linda K. Bracken
                                          ------------------------------------
                                     Title: Vice President
                                           -----------------------------------

                            JOINDER BY CLOSING AGENT


         Republic Title of Texas, Inc., referred to in this Agreement as the Closing Agent hereby acknowledges that it received this Agreement executed by Seller and Purchaser and the Earnest Money on the 1st day of October, 2001 (the "EFFECTIVE DATE"), and accepts the obligations of the of the Closing Agent as set forth herein. The Closing Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of this Agreement.



                                        REPUBLIC TITLE OF TEXAS, INC.


                                        By:      /s/ Carol Hall
                                           ------------------------------------
                                        Name:    Carol Hall
                                             ----------------------------------
                                        Title:   Escrow Officer
                                              ---------------------------------